Exhibit 10.14

EXECUTIVE SUPPLEMENTAL
RETIREMENT INCOME AGREEMENT
FOR JOHN FITZGERALD

MAGYAR BANK
New Brunswick, New Jersey

January 1, 2006

Financial Institution Consulting Corporation
700 Colonial Road, Suite 102
Memphis, Tennessee 38117
WATS: 1-800-873-0089
FAX: (901) 684-7414
(901) 684-7400

EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
FOR JOHN FITZGERALD

This Executive Supplemental Retirement Income Agreement for John Fitzgerald (the "Agreement"), effective as of the 1st day of January, 2006, formalizes the understanding by and between MAGYAR BANK (the "Bank"), a state chartered stock savings bank, and JOHN FITZGERALD, hereinafter referred to as "Executive".

W I T N E S S E T H :

WHEREAS, the Executive is employed by the Bank; and

WHEREAS, the Bank recognizes the valuable services heretofore performed by the Executive and wishes to encourage continued employment; and

WHEREAS, the Executive wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of employment and wishes to provide his beneficiary with benefits from and after death; and

WHEREAS, the Bank and the Executive wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executive after retirement or other termination of employment and/or death benefits to his beneficiary after death; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986 (the "Code"), as amended, requires that certain deferred compensation arrangements comply with its terms or subject the recipient of the compensation to potential taxes and penalties; and

WHEREAS, the Bank desires that the Agreement comply with Code Section 409A and any Treasury Regulations promulgated thereunder; and

WHEREAS, the Bank has adopted this Executive Supplemental Retirement Income Agreement which controls all issues relating to benefits as described herein; and

WHEREAS, the Board of Directors of the Bank has conditionally approved the Agreement, subject to the approval of the New Jersey Department of Banking and Insurance.

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

SECTION I
DEFINITIONS

When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1
"Accrued Benefit Account" shall be represented by the bookkeeping entries required to record the Executive=s (i) Phantom Contributions plus (ii) accrued interest, equal to the Interest Factor, earned to-date on such amounts. However, neither the existence of such bookkeeping entries nor the Accrued Benefit Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Executive or any Beneficiary.

1.2	"Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3	"Bank" means MAGYAR BANK and any successor thereto.

1.4
"Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in Exhibit B of this Agreement to whom the deceased Executive=s benefits are payable. If no Beneficiary is so designated, then the Executive=s Spouse, if living, will be deemed the Beneficiary. If the Executive=s Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Executive will be deemed the Beneficiary.

1.5	"Benefit Age" means the Executive's sixty-fifth (65th) birthday.

1.6
"Benefit Eligibility Date" means the date on which the Executive is entitled to receive any benefit(s) pursuant to Section(s) III or V of this Agreement. It shall be the first day of the month following the month in which the Executive attains his Benefit Age.

1.7	"Board of Directors" means the board of directors of the Bank.

1.8
"Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.9
“Change in Control” shall mean a change in the ownership of the Bank or Company under paragraph (a) below, a change in effective control of the Bank or Company under paragraph (b) below, or a change in the ownership of a substantial portion of the assets of the Bank or Company under paragraph (c) below. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of proposed Treasury Regulation Section 1.409A-3(g), except to the extent that such proposed regulations are superseded by subsequent guidance.

For this section “persons acting as a group” is defined as follows; Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(a)	Change in Ownership of the Bank or Company

Change in the ownership occurs on the date that any one person, or more than one person acting as a group (as defined above), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation or to cause a change in the effective control of the corporation.

(b)	Change in the Effective Control of the Bank or Company

A change in the effective control of the Bank or Company occurs on the date that either —

(1) Any one person, or more than one person acting as a group (as defined above), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 20 percent or more of the total voting power of the stock of the Company (except that if an individual Director’s agreement is subject to Code Section 409A, then the required percentage of acquired ownership of stock under this Subsection 1.10 (b)(1) shall be 35 percent or more); or

(2) a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.

(c)	Change in the Ownership of a Substantial Portion of the Bank’s or Company’s Assets.

Change in the ownership of a substantial portion of the Bank or Company’s assets occurs on the date that any one person, or more than one person acting as a group (as defined above), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Bank or Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Bank or Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

1.10	"Children" means all natural or adopted children of the Executive, and issue of any predeceased child or children.

1.11	"Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.12
"Contribution(s)" means those annual contributions which the Bank is required to make to the Retirement Income Trust Fund on behalf of the Executive in accordance with Subsection 2.1(a) and in the amounts set forth in Exhibit A of the Agreement.

1.13	“Company” shall mean Magyar Bancorp, Inc.

1.14
(a) "Disability Benefit" means the benefit payable to the Executive following a determination, in accordance with Subsection 6.1(a), that he is no longer able, properly and satisfactorily, to perform his duties at the Bank.

(b) "Disability Benefit-Supplemental" (if applicable) means the benefit payable to the Executive=s Beneficiary upon the Executive=s death in accordance with Subsection 6.1(b).

1.15	"Effective Date" of this Agreement shall be January 1st, 2006.

1.16	"Estate" means the estate of the Executive.

1.17	"Interest Factor" means monthly compounding, discounting or annuitizing, as applicable, at a rate set forth in Exhibit A.

1.18
"Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of one hundred eighty (180) months. Should the Executive make a Timely Election to receive a lump sum benefit payment, the Executive=s Payout Period shall be deemed to be one (1) month. Notwithstanding anything herein to the contrary, in the event that the Executive exercises the Executive’s withdrawal rights and the Executive is considered a Specified Employee within the meaning of Code section 409A(a)(2)(B)(i) at the time of (i) any distribution due to the Executive’s termination of employment (for reasons other than death or disability), or (ii) any payments to the Retirement Income Trust Fund, then such payments shall be delayed until the first day of the seventh full month following the Executive’s Separation from Service. In such case, the first payment made to the Executive will consist of an amount equal to seven (7) monthly installments so that the Executive

(or his Beneficiary, as applicable) will receive his full benefits hereunder over a period of 180 months following his Separation from Service.

1.19
"Phantom Contributions" means those annual Contributions which the Bank is no longer required to make on behalf of the Executive to the Retirement Income Trust Fund. Rather, once the Executive has exercised the withdrawal rights provided for in Subsection 2.2, the Bank shall be required to record the annual amounts set forth in Exhibit A of the Agreement in the Executive=s Accrued Benefit Account, pursuant to Subsection 2.1.

1.20	"Plan Year" shall mean the twelve (12) month period commencing January 1 and ending December 31.

1.21
“Retirement Income Trust Fund” means the trust fund account established by the Executive and into which annual Contributions will be made by the Bank on behalf of the Executive pursuant to Subsection 2.1. he contractual rights of the Bank and the Executive with respect to the Retirement Income Trust fund shall be outlined in a separate writing known as the John Fitzgerald Grantor Trust Agreement.

1.22
“Separation from Service” means the Executive’s death, retirement or termination of employment with the Bank. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Executive’s right to reemployment is provided by law or contract. If the leave exceeds six months and the Executive’s right to reemployment is not provided by law or by contract, then the Executive shall be have a Separation from Service on the first date immediately following such six-month period.

The Executive shall not be treated as having a Separation from Service if the Executive provides more than insignificant services for the Bank following the Executive’s actual or purported termination of employment with the Bank. Services shall be treated as not being insignificant if such services are performed at an annual rate that is at least equal to 20% of the services rendered by the Executive for the Bank, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such shorter period of employment) and the annual base compensation for such services is at least equal to 20% of the average base compensation earned during the final three full calendar years of employment (or if employed less than three years, such shorter period of employment).

Where the Executive continues to provide services to a previous employer in a capacity other than as an employee, a Separation from Service will not be deemed to have occurred if the Executive is providing services at an annual rate that is 50% or more of the services rendered, on average, during the immediate preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual base compensation for such services is 50% or more of the annual base compensation earned during the final three full calendar years of employment (or if less, such lesser period).

1.23
“Specified Employee” means, in the event the Bank or any corporate parent is or becomes publicly traded, a “key employee” as such term is defined in Code Section 416(i) without regard to paragraph 5 thereof.

1.24
"Supplemental Retirement Income Benefit" means (assuming the normal form of payment is applicable) an annual amount (before taking into account federal and state income taxes), payable in monthly installments throughout the Payout Period. Such benefit is projected pursuant to the Agreement for the purpose of determining the Contributions to be made to the Retirement Income Trust Fund (or Phantom Contributions to be recorded in the Accrued Benefit Account). The annual Contributions and Phantom Contributions have been actuarially determined, using the assumptions set forth in Exhibit A, in order to fund for the projected Supplemental Retirement Income Benefit. The Supplemental Retirement Income Benefit for which Contributions (or Phantom Contributions) are being made (or recorded) is set forth in Exhibit A.

1.25
"Timely Election" means the Executive has made an election to change the form of his benefit payment(s) from the Retirement Income Trust Fund by filing with the Administrator a Notice of Election to Change Form of Payment (Exhibit C of this Agreement), such election having been made prior to the event which triggers distribution and at least two (2) years prior to the Executive's Benefit Eligibility Date. In the case of benefits payable from the Accrued Benefit Account, such election generally shall have been made prior to December 31, 2006 (i.e. the last day of the “Transition Period” for bringing plans into compliance with Code Section 409A). Notwithstanding any provision herein to the contrary, in the event that the Executive exercises his withdrawal rights pursuant to Section 2.2 herein, the Executive shall only be permitted to make subsequent changes to the time or form of distributions under Section 3.1, 4.1 or 5.1 by meeting each of the following requirements:

(i) no election may take effect until at least 12 months after the date on which the election is made;

(ii) other than with respect to distributions made on account of death or disability, the first payment with respect to which such election is made shall be deferred for a period of at least five years from the date such payment would otherwise have been made; and

(iii)	any such election must be made at least 12 months prior to the date of the first scheduled payment under such paragraph.

SECTION II
BENEFITS - GENERALLY

2.1
(a) Retirement Income Trust Fund and Accrued Benefit Account. The Executive shall establish the John Fitzgerald Grantor Trust into which the Bank shall be required to make annual Contributions on the Executive=s behalf, pursuant to Exhibit A and this Section II of the Agreement. A trustee shall be selected by the Executive. The trustee shall maintain an account, separate and distinct from the Executive=s personal contributions, which account shall constitute the Retirement Income Trust Fund. The trustee shall be charged with the responsibility of investing all contributed funds. Distributions from the Retirement Income Trust Fund of the John Fitzgerald Grantor Trust shall be made by the trustee to the Executive, for purposes of payment of any income taxes due and owing on Contributions by the Bank to the Retirement Income Trust Fund, if any, and on any taxable earnings associated with such Contributions which the Executive shall be required to pay from year to year under applicable law prior to actual receipt of any benefit payments from the Retirement Income Trust Fund. If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, the Bank=s obligation to make Contributions to the Retirement Income Trust Fund shall cease and the Bank=s obligation to record Phantom Contributions in the Accrued Benefit Account shall immediately commence pursuant to Exhibit A and this Section II of the Agreement. To the extent this Agreement is inconsistent with the John Fitzgerald Grantor Trust agreement, this Agreement shall supersede the John Fitzgerald Grantor Trust agreement.

The annual Contributions (or Phantom Contributions) required to be made by the Bank to the Retirement Income Trust Fund (or recorded by the Bank in the Accrued Benefit Account) have been actuarially determined and are set forth in Exhibit A which is attached hereto and incorporated herein by reference. Contributions shall be made by the Bank to the Retirement Income Trust Fund (i) within thirty (30) days of establishment of such trust, and (ii) within the first five (5) days of the beginning of each subsequent Plan Year, unless this Section expressly provides otherwise. Phantom Contributions, if any, shall be recorded in the Accrued Benefit Account within the first five (5) days of the beginning of each applicable Plan Year, unless this Section expressly provides otherwise. Phantom Contributions shall accrue interest at a rate equal to the Interest Factor, up to and throughout the Payout Period, until the balance of the Accrued Benefit Account has been fully distributed. Interest on any Phantom Contribution shall not commence until one (1) calendar year following the date such Phantom Contribution is initially recorded in the Executive=s Accrued Benefit Account.

The Administrator may review the schedule of annual Contributions (or Phantom Contributions) provided for in Exhibit A within ten (10) days prior to the close of each Plan Year. Such review shall consist of an evaluation of the accuracy of all assumptions used to establish the schedule of Contributions (or Phantom Contributions) required to provide the Supplemental Retirement Income Benefit. The Administrator may prospectively amend the schedule of Contributions (or Phantom Contributions) provided for in Exhibit A, should the Administrator determine during any such review that an increase in such Contributions (or Phantom Contributions) is necessary or desired in order to provide a benefit equivalent to the Supplemental Retirement Income Benefit on an after-tax basis.

(b) Withdrawal Rights Not Exercised.

(1) Contributions Made Annually
If the Executive does not exercise any withdrawal rights pursuant to Subsection 2.2, the annual Contributions to the Retirement Income Trust Fund included on Exhibit A shall continue each year, unless this Subsection 2.1(b) specifically states otherwise, until the earlier of (i) the last Plan Year that Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Executive's termination of employment.

(2) Termination Following a Change in Control
If the Executive does not exercise his withdrawal rights pursuant to Subsection 2.2 and a Change in Control occurs at the Bank, followed within sixty (60) months by either (i) the Executive's involuntary termination of employment, or (ii) Executive's voluntary termination of employment after: (A) a material change in the Executive's function, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position the Executive held at the time of the Change in Control, (B) a relocation of the Executive's principal place of employment by more than thirty (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Executive from those being provided at the time of the Change in Control, the Contribution set forth below shall be required of the Bank in addition to all previous annual Contributions. The Bank shall be required to make a final Contribution to the Retirement Income Trust Fund within five (5) days of the Executive's termination of employment (or if the Executive is a Specified Employee, not earlier than the first day of the seventh (7th) month following the Executive’s Separation from Service), in an amount equal to the lesser of (i) the present value (using the Interest Factor) of all remaining Contributions which would have been required to be made on behalf of the Executive, had the Executive remained in the employ of the Bank until Benefit Age, or (ii) One Dollar ($1.00) less than the total dollar amount of Contributions which would have resulted in taxation to the Executive pursuant to sections 280G and 4999 of the Code.

(3) Termination For Cause
If the Executive (i) does not exercise his withdrawal rights pursuant to Subsection 2.2, and (ii) is terminated for Cause pursuant to Subsection 5.2, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the year in which such termination for Cause occurs.

(4) Voluntary or Involuntary Termination (Not For Cause) of Employment Prior to Benefit Age.
If (i) the Executive does not exercise his withdrawal rights pursuant to Subsection 2.2, and (ii) the Executive's employment with the Bank is voluntarily or involuntarily terminated for any reason other than a termination related to disability, termination for Cause, or termination following a Change in Control, within ten (10) days of such voluntary or involuntary termination of employment, the Bank shall be required to make a final Contribution to the Retirement Income Trust Fund, attributable to the Plan Year in which the termination occurs (unless such Contribution is made prior to termination), in an amount equal to the full Contribution required for such Plan Year. No further Contribution(s) shall be required for periods subsequent to the Plan Year in which the Executive=s employment is terminated.

(5) Death During Employment.
If the Executive (i) does not exercise any withdrawal rights pursuant to Subsection 2.2, and (ii) dies while employed by the Bank (including employment following a Change in Control), the Contributions included on Exhibit A shall be required of the Bank through and including the year in which the Executive dies. Such Contributions to the Retirement Income Trust Fund shall commence in the Plan Year in which the Retirement Income Trust Fund is established and shall continue, annually, through the Plan Year in which the Executive dies. No additional Contributions shall be required for any Plan Year after the year in which the Executive dies.

(6) Termination Due to Disability.
If the Executive (i) does not exercise his withdrawal rights pursuant to Subsection 2.2, and (ii) terminates service with the Bank due to a disability pursuant to Subsection 6.1, all annual Contributions set forth in Exhibit A for all Plan Years preceding the year in which such termination occurs shall be required of the Bank as well as the final Contribution, set forth below, attributable to the Plan Year in which termination occurs (unless such Contribution is made prior to termination). The final Contribution to be made by the Bank for the Plan Year in which the termination occurs, shall be equal to the full Contribution required for such Plan Year pursuant to Exhibit A and shall be made within ten (10) days of the disability determination. No additional Contributions to the Retirement Income Trust Fund shall be required for periods subsequent to the Plan Year in which the Executive=s employment is terminated.

(c) Withdrawal Rights Exercised.

(1) Phantom Contributions Made Annually.
If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, no further Contributions to the Retirement Income Trust Fund shall be required of the Bank. Thereafter, Phantom Contributions shall be recorded annually in the Executive's Accrued Benefit Account on or before the last day of each Plan Year, commencing with the first Plan Year following the Plan Year in which the Executive exercises his withdrawal rights. Such Phantom Contributions shall continue to be recorded annually, unless this Subsection 2.1(c) specifically states otherwise, until the earlier of (i) the last Plan Year that Phantom Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Executive's termination of employment.

(2) Termination Following a Change in Control
If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, Phantom Contributions shall commence in the first Plan Year following the Plan Year in which the Executive first exercises his withdrawal rights. If a Change in Control occurs at the Bank, and within sixty (60) months of such Change in Control, the Executive's employment is either (i) involuntarily terminated, or (ii) voluntarily terminated by the Executive after: (A) a material change in the Executive's function, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position the Executive held at the time of the Change in Control, (B) a relocation of the Executive's principal place of employment by more than thirty (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Executive from those being provided at the time of the Change in Control, the Phantom Contribution set forth below shall be required of the Bank in addition to all previous annual Contributions. The Bank shall be required to record a final lump sum Phantom Contribution in the Accrued Benefit Account, within five (5) days of such termination, in an amount equal to the lesser of (i) the present value (using the Interest Factor) of all remaining Phantom Contributions which would have been required had the Executive remained in the employ of the Bank until Benefit Age, or (ii) One Dollar ($1.00) less than the total dollar amount of Phantom Contributions which would have resulted in taxation to the Executive pursuant to sections 280G and 4999 of the Code.

(3) Termination For Cause
If the Executive is terminated for Cause pursuant to Subsection 5.2, the entire balance of the Executive=s Accrued Benefit Account at the time of such termination, which shall include any Phantom Contributions which have been recorded plus accrued interest, shall be forfeited.

(4) Voluntary or Involuntary Termination (Not For Cause) of Employment Prior to Benefit Age.
If (i) the Executive exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) the Executive's employment with the Bank is voluntarily or involuntarily terminated for any reason other than a termination related to disability, termination for Cause, or termination following a Change in Control, within ten (10) days of such voluntary or involuntary termination of employment, the Bank shall be required to record a final Phantom Contribution in the Executive=s Accrued Benefit Account, attributable to the Plan Year in which the termination occurs (unless such Phantom Contribution is recorded prior to termination), in an amount equal to the full Phantom Contribution required for such Plan Year. No further Phantom Contributions shall be required to be recorded for periods subsequent to the Plan Year in which the Executive=s employment is terminated.

(5) Death During Employment.
If the Executive (i) exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) dies while employed by the Bank (including employment following a Change in Control), the Phantom Contributions included on Exhibit A shall be required of the Bank. Such Phantom Contributions to the Accrued Benefit Account shall commence in the Plan Year in which the Executive exercises his withdrawal rights and shall continue, annually, through the Plan Year in which the Executive dies. The final Phantom Contribution, attributable to the Plan Year of the Executive=s death, shall be equal to (i) the full Phantom Contribution required in accordance with Exhibit A for all Plan Year in which the Executive dies, if not recorded prior to death, plus (ii) the sum of the total Phantom Contributions which would have been required in accordance with Exhibit A for all Plan Year(s) following the Plan Year of the Executive=s death. Such final Phantom Contribution shall be recorded in the Accrued Benefit Account within (10) days of the Executive=s death.

(6) Termination Due to Disability.
If the Executive (i) exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) terminates service with the Bank due to a disability pursuant to Subsection 6.1, the final Phantom Contribution recorded for the Plan Year in which the termination occurs shall be required for such Plan Year pursuant to Exhibit A and shall be recorded in the Accrued Benefit Account within ten (10) days of the disability determination. No additional Phantom Contributions shall be required to be recorded in the Accrued Benefit Account for periods subsequent to the Plan Year in which the Executive=s employment is terminated.

2.2	Withdrawals From Retirement Income Trust Fund.

Exercise of withdrawal rights by the Executive pursuant to the John Fitzgerald Grantor Trust agreement shall terminate the Bank's obligation to make any further Contributions to the Retirement Income Trust Fund, and the Bank=s obligation to record Phantom Contributions pursuant to Subsection

2.1(c) shall commence. For purposes of this Subsection 2.2, Aexercise of withdrawal rights@ shall mean those withdrawal rights to which the Executive is entitled under Article III of the John Fitzgerald Grantor Trust agreement and shall exclude any distributions made by the trustee of the Retirement Income Trust Fund to the Executive for purposes of payment of income taxes in accordance with Subsection 2.1 of this Agreement, or other trust expenses properly payable from the John Fitzgerald Grantor Trust pursuant to the provisions of the trust document.

2.3	Benefits Payable From Retirement Income Trust Fund
Notwithstanding anything else to the contrary in this Agreement, in the event that the trustee of the Retirement Income Trust Fund purchases a life insurance policy with the Contributions to and, if applicable, earnings of the Trust, and such life insurance policy is intended to continue in force beyond the Payout Period for the disability or retirement benefits payable from the Retirement Income Trust Fund pursuant to this Agreement, then the Trustee shall have the absolute and sole discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund to provide the disability or retirement benefits payable under this Agreement, after taking into consideration the amounts reasonably believed to be required in order to maintain the cash value of such policy to continue such policy in effect until the death of the Executive and payment of death benefits thereunder.

SECTION III
RETIREMENT BENEFIT

3.1	(a) Normal form of payment.
If (i) the Executive is employed with the Bank until reaching his Benefit Age, including employment with the Bank until Benefit Age following a Change in Control, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 3.1(a) shall be controlling with respect to retirement benefits.

The Retirement Income Trust Fund, measured as of the Executive's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Executive's Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Executive's Beneficiary the monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains approval from the trustee of the John Fitzgerald Grantor Trust and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the trustee, shall be payable within thirty (30) days of such trustee approval.

The Executive=s Accrued Benefit Account (if applicable), measured as of the Executive=s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Executive=s Benefit Eligibility Date. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, the Bank shall pay to the Executive=s Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period.

(b) Alternative Payout Option
If (i) the Executive is employed with the Bank until reaching his Benefit Age, including employment with the Bank until Benefit Age following a Change in Control, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 3.1(b) shall be controlling with respect to retirement benefits.

The balance of the Retirement Income Trust Fund and the Accrued Benefit Account (if applicable), measured as of the Executive=s Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date. In the event the Executive dies after becoming eligible for such payment

(upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Executive's death. Notwithstanding the foregoing, unless the Executive has made a Timely Election to receive a lump sum distribution with respect to the Accrued Benefit Account, distributions from the Accrued Benefit Account will be paid over the Payout Period commencing within thirty (30) days of the Executive=s Benefit Age.

SECTION IV
PRE-RETIREMENT DEATH BENEFIT

4.1	(a) Normal form of payment.
If (i) the Executive dies while employed by the Bank, including the Executive=s death while employed by the Bank following a Change in Control, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 4.1(a) shall be controlling with respect to pre-retirement death benefits.

The Executive=s Retirement Income Trust Fund, measured as of the Executive=s date of death and including any contributions made to the Retirement Income Trust Fund for the year in which the Executive dies, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Executive's Beneficiary for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive's death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive's Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains approval from the trustee of the John Fitzgerald Grantor Trust and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the trustee, shall be made within thirty (30) days of such trustee approval.

The Executive=s Accrued Benefit Account (if applicable), measured as of the Executive's death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Executive's Beneficiary for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive=s death.

(b) Alternative Payout Option
If (i) the Executive dies while employed by the Bank, including the Executive's death while employed by the Bank following a Change in Control, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 4.1(b) shall be controlling with respect to pre-retirement death benefits.

The balance of the Executive=s Retirement Income Trust Fund and the Accrued Benefit Account (if applicable), measured as of the Executive=s death, shall be paid to the Executive's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Executive's death. Notwithstanding the foregoing, unless the Executive has made a Timely Election to receive a lump sum distribution with respect to the Accrued Benefit Account, distributions from the Accrued Benefit Account will be paid over the Payout Period commencing within thirty (30) days of the date the Administrator receives notice of the Executive=s death.

SECTION V
BENEFIT(S) IN THE EVENT OF TERMINATION OF SERVICE
PRIOR TO BENEFIT AGE

5.1
Voluntary or Involuntary Termination of Service Other Than for Cause. In the event the Executive=s service with the Bank is voluntarily or involuntarily terminated prior to Benefit Age, for any reason including a Change in Control, but excluding (i) any termination related to disability which shall be covered in Section VI, (ii) the Executive's pre-retirement death, which shall be covered in Section IV, or (iii) termination for Cause, which shall be covered in Subsection 5.2, the Executive (or his Beneficiary) shall be entitled to receive benefits in accordance with this Subsection 5.1. Payments of benefits pursuant to this Subsection 5.1 shall be made in accordance with Subsection 5.1 (a) or 5.1 (b) below, as applicable.

(a) Normal form of payment.
(1) Executive Lives Until Benefit Age
If (i) after such termination, the Executive lives until attaining his Benefit Age, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(1) shall be controlling with respect to retirement benefits.

The Retirement Income Trust Fund, measured as of the Executive's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence on the Executive's Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Executive's Beneficiary the monthly installments (or a continuation of the monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains approval from the trustee of the John Fitzgerald Grantor Trust and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the trustee, shall be made within thirty (30) days of such trustee approval.

The Executive=s Accrued Benefit Account (if applicable), measured as of the Executive=s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the

Payout Period. Such benefit payments shall commence on the Executive=s Benefit Eligibility Date. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, the Bank shall pay to the Executive=s Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period.

(2) Executive Dies Prior to Benefit Age
If (i) after such termination, the Executive dies prior to attaining his Benefit Age, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(2) shall be controlling with respect to retirement benefits.

The Retirement Income Trust Fund, measured as of the date of the Executive's death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive's death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund as of the date of the Executive's death, the final benefit payment to the Executive's Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in the form of a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains approval from the trustee of the John Fitzgerald Grantor Trust and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the trustee, shall be made within thirty (30) days of such trustee approval.

The Executive=s Accrued Benefit Account (if applicable), measured as of the date of the Executive=s death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive=s death.

(b) Alternative Payout Option
(1) Executive Lives Until Benefit Age
If (i) after such termination, the Executive lives until attaining his Benefit Age, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(1) shall be controlling with respect to retirement benefits.

The balance of the Retirement Income Trust Fund and the Accrued Benefit Account (if applicable), measured as of the Executive's Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date. In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Executive's death. Notwithstanding the foregoing, unless the Executive has made a Timely Election to receive a lump sum distribution with respect to the Accrued Benefit Account, distributions from the Accrued Benefit Account will be paid over the Payout Period commencing within thirty (30) days of the Executive=s Benefit Age.

(2) Executive Dies Prior to Benefit Age
If (i) after such termination, the Executive dies prior to attaining his Benefit Age, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(2) shall be controlling with respect to retirement benefits.

The balance of the Retirement Income Trust Fund and the Accrued Benefit Account (if applicable), measured as of the date of the Executive's death, shall be paid to the Executive's Beneficiary within thirty (30) days of the date the Administrator receives notice of the Executive's death. Notwithstanding the foregoing, unless the Executive has made a Timely Election to receive a lump sum distribution with respect to the Accrued Benefit Account, distributions from the Accrued Benefit Account will be paid over the Payout Period commencing within thirty (30) days of the date the Administrator receives notice of the Executive=s death.

5.2	Termination For Cause.
If the Executive is terminated for Cause, all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. Furthermore, no further Contributions (or Phantom Contributions, as applicable) shall be required of the Bank for the year in which such termination for Cause occurs (if not yet made). The Executive shall be entitled to receive a benefit in accordance with this Subsection 5.2.

The balance of the Executive=s Retirement Income Trust Fund shall be paid to the Executive in a lump sum on his Benefit Eligibility Date. In the event the Executive dies prior to his Benefit Eligibility Date, his Beneficiary shall be entitled to receive the balance of the Executive's Retirement Income Trust Fund in a lump sum within thirty (30) days of the date the Administrator receives notice of the Executive's death.

SECTION VI
OTHER BENEFITS

6.1	(a) Disability Benefit.
If the Executive's service is terminated prior to Benefit Age due to a disability which meets the criteria set forth below, the Executive may request to receive the Disability Benefit in lieu of the retirement benefit(s) available pursuant to Section 5.1 (which is (are) not available prior to the Executive's Benefit Eligibility Date).

Notwithstanding any other provision hereof, the Executive shall receive a lump sum Disability Benefit hereunder in any case in which it is determined that the Executive is “disabled.” For these purposes, a distribution from the Accrued Benefit Account (but not the Retirement Income Trust Fund) due to disability shall require a determination that the Executive is “disabled” within the meaning of proposed Treasury Regulation Section 1.409A-3(g)(4). The lump sum benefit(s) to which the Executive is entitled shall include: (i) the balance of the Retirement Income Trust Fund, plus (ii) the balance of the Accrued Benefit Account (if applicable), both measured as of the disability determination date. The benefit(s) shall be paid within thirty (30) days following the date of the Executive's final disability determination. In the event the Executive dies after becoming eligible for such payment(s) but before the actual payment(s) is (are) made, his Beneficiary shall be entitled to receive the benefit(s) provided for in this Subsection 6.1(a) within thirty (30) days of the date the Administrator receives notice of the Executive's death.

(b) Disability Benefit - Supplemental.
If Board of Director approval is obtained within thirty (30) days of the Executive=s death, the Bank shall make a direct, lump sum payment to the Executive's Beneficiary in an amount equal to the following: the sum of all remaining Contributions (or Phantom Contributions) set forth in Exhibit A, but not required pursuant to Subsection 2.1(b) (or 2.1(c)) due to the Executive's disability-related termination. Such lump sum payment, if approved by the Board of Directors, shall be payable within thirty (30) days of such Board of Director approval.

SECTION VII
BENEFICIARY DESIGNATION

The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of this Agreement and shall have the right to change such designation, at any subsequent time, by submitting to (i) the Administrator, and (ii) the trustee of the Retirement Income Trust Fund, in substantially the form attached as Exhibit B to this Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of this Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

SECTION VIII
EXECUTIVE'S RIGHT TO ASSETS

The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank, unless this Agreement provides otherwise. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Agreement. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

SECTION IX
RESTRICTIONS UPON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement, unless this Agreement provides otherwise. Except as otherwise provided for in this Agreement, the Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

SECTION X
ACT PROVISIONS

10.1
Named Fiduciary and Administrator. The Bank shall be the Administrator (the "Administrator") of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein and shall be responsible for designation of the initial trustee, of the related rabbi trust, in accordance with the formal agreement establishing such trust. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

10.2
Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety (90) days of receipt of such claim, its specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based. If such determination is favorable to the claimants, it shall be binding and conclusive. If such determination is adverse to such claimants, it shall be binding and conclusive unless the claimants (i) notify the Administrator within ninety (90) days after receipt by the claimants of the Administrator's determination, that the claimants intend to institute legal proceedings challenging the determination of the Administrator, and (ii) actually institute such legal proceedings within one hundred eighty (180) days of receipt by the claimants of the Administrator's determination.

SECTION XI
MISCELLANEOUS

11.1
No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive, in accordance with the bylaws of the Bank, without regard to the existence of the Agreement. Pursuant to 12 C.F.R. ' 563.39(b), the following conditions shall apply to this Agreement:

(1)
The Bank's Board of Directors may terminate the Executive at any time, but any termination by the Bank's Board of Directors other than termination for Cause shall not prejudice the Executive's vested right to compensation or other benefits under the contract. As provided in Subsection 5.2, the Executive shall have no right to receive additional compensation or other benefits, other than those provided for in Subsection 5.2, after termination for Cause.

(2)
If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended (except vested rights) as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

(3)
If the Executive is terminated and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of the effective date of the order.

(4)	If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

(5)	All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

(i)
by the Director of the Federal Deposit Insurance Corporation or his designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in ' 13(c) of the Federal Deposit Insurance Act; or

(ii)
by the Director of the Federal Deposit Insurance Corporation or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

Any rights of the parties that have already vested, (i.e., the balance of the Executive's Retirement Income Trust Fund and the balance of the Executive=s Accrued Benefit Account, if applicable), however, shall not be affected by such action.

11.2
Governing Law. The Agreement is established under, and will be construed according to, the laws of the state of New Jersey, to the extent such laws are not preempted by the Act or other applicable federal law and valid regulations published thereunder.

11.3
Construction and Severability. The funding of and payment of benefits from the Accrued Benefit Account is deemed to be a nonqualified deferred compensation arrangement within the meaning of Code Section 409A. To the extent that the funding of a benefit under the Retirement Income Trust Fund under this Agreement is deemed to be a nonqualified deferred compensation arrangement, then that part of this Agreement shall also be operated, administered and construed consistent with Code Section 409A. To the extent that a provision of the Agreement fails to comply with Code Section

409A and a construction consistent with Code Section 409A is not possible, such provision shall be void ab initio. In addition, the Agreement shall be subject to amendment, with or without advance notice to Executive and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of Executives and other interested parties, to the extent necessary to effect compliance with Code Section 409A. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

11.4
Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

11.5
Unclaimed Benefit. The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of the Executive is not made known to the Bank as of the date upon which any payment of any benefits from the Accrued Benefit Account may first be made, the Bank shall delay payment of the Executive's benefit payment(s) until the location of the Executive is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Executive until the expiration of thirty-six (36) months. Upon expiration of the thirty-six (36) month period, the Bank may discharge its obligation by payment to the Executive's Beneficiary. If the location of the Executive's Beneficiary is not made known to the Bank by the end of an additional two (2) month period following expiration of the thirty-six (36) month period, the Bank may discharge its obligation by payment to the Executive's Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Bank, the Executive and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of the Executive=s Accrued Benefit Account provided for such Executive and/or Beneficiary under this Agreement.

11.6	Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

11.7	Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

11.8
Effect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

11.9
Suicide. Notwithstanding anything to the contrary in this Agreement, if the Executive's death results from suicide, whether sane or insane, within twenty-six (26) months after execution of this Agreement, all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions recorded in the Accrued Benefit Account) shall thereupon cease, and no Contribution (or Phantom Contribution) shall be made by the Bank to the Retirement Income Trust Fund (or recorded in the Accrued Benefit Account) in the year such death resulting from suicide occurs (if not yet made). All benefits other than those available from previous Contributions to the Retirement Income Trust Fund under this Agreement shall be forfeited, and this Agreement shall become null and void. The balance of the Retirement Income Trust Fund, measured as of the Executive's date of death, shall be paid to the Beneficiary within thirty (30) days of the date the Administrator receives notice of the Executive's death.

11.10
Inurement. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

11.11	Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

11.12
Establishment of a Rabbi Trust. The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" (as defined in such rabbi trust agreement), until the contributed assets are paid to the Executive and/or his Beneficiary in such manner and at such times as specified in this Agreement. It is the intention of the Bank that the contribution or contributions to the rabbi trust shall provide the Bank with a source of funds to assist it in meeting the liabilities of this Agreement.

SECTION XII
AMENDMENT/PLAN TERMINATION

12.1
Amendment or Plan Termination. The Bank intends this Agreement to be permanent, but reserves the right to amend or terminate the Agreement when such amendment or termination is required due to objection to the plan by the Bank's regulatory authorities, or in the event of a change in existing federal income tax laws which would cause this plan to create adverse tax consequences to the Bank and/or participants in the plan. However, any termination of the Agreement which is done in anticipation of or pursuant to a "Change in Control", as defined in Subsection 1.9, shall be deemed to trigger Subsection 2.1(b)(2) (or 2.1(c)(2), as applicable) of the Agreement notwithstanding the Executive's continued employment, and benefit(s) shall be paid from the Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) in accordance with Subsection 13.2 below and with Subsections 2.1(b)(2) (or 2.1(c)(2), as applicable). Any amendment or termination of the Agreement shall be made pursuant to a resolution of the Board of Directors of the Bank and shall be effective as of the date of such resolution. No amendment or termination of the Agreement shall directly or indirectly deprive the Executive of all or any portion of the Executive's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) as of the effective date of the resolution amending or terminating the Agreement. Notwithstanding the foregoing, if an individual Executive’s agreement is subject to Code Section 409A, the Bank may terminate this Agreement only under the following circumstances and conditions:

(a)
The Board of Directors may terminate the Agreement within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Agreement are included in the Executive’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)
The Board of Directors may terminate the Agreement within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Agreement shall only be treated as terminated if all substantially similar arrangements sponsored by the Bank are terminated so that the Executive and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

(c)
The Board of Directors may terminate the Agreement provided that (i) all arrangements sponsored by the Bank that would be aggregated with this Agreement under Proposed Regulation Section 1.409A-1(c) if the Executive covered by this Agreement was also covered by any of those other arrangements are also terminated; (ii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Proposed Regulation Section 1.409A-1(c) if the Executive participated in both arrangements, at any time within five years following the date of termination of the arrangement.

12.2
Executive's Right to Payment Following Plan Termination. In the event of a termination of the Agreement, the Executive shall be entitled to the balance, if any, of his Retirement Income Trust Fund (and Accrued Benefit Account, if applicable), measured as of the date of plan termination. However, if such termination is done in anticipation of or pursuant to a AChange in Control,@ such balance(s) shall be measured as of the date the final Contribution (or Phantom Contribution) is made (or recorded) pursuant to Subsection 2.1(b)(2) (or 2.1(c)(2)). Payment of the balance(s) of the Executive's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall not be dependent upon his continuation of employment with the Bank following the termination date of the Agreement. Payment of the balance(s) of the Executive's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall be made in a lump sum within thirty (30) days of the date of termination of the Agreement, provided, however, to the extent that Code Section 409A is applicable to a Separation from Service following a Change in Control and payments are made to the Retirement Income Trust Fund on account of a Separation from Service, distributions shall not be made until the first day of the seventh (7th) month after Separation from Service.

SECTION XIII
EXECUTION

13.1
This Agreement and the John Fitzgerald Grantor Trust agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement and the John Fitzgerald Grantor Trust agreement.

13.2	This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Bank and the Executive have caused this Agreement to be executed on the day and date first above written.

MAGYAR BANK:

/s/	By:	/s/ Elizabeth E. Hance
Secretary

	(Title)	President/CEO

WITNESS:	EXECUTIVE:

/s/	/s/ John Fitzgerald

CONDITIONS, ASSUMPTIONS,
AND
SCHEDULE OF CONTRIBUTIONS AND PHANTOM CONTRIBUTIONS

1.	Interest Factor - for purposes of:

a.	the Accrued Benefit Account - shall be Six percent (6%) per annum, compounded monthly.

b.
the Retirement Income Trust Fund - for purposes of annuitizing the balance of the Retirement Income Trust Fund over the Payout Period, the trustee of the John Fitzgerald Grantor Trust shall exercise discretion in selecting the appropriate rate, given the nature of the investments contained in the Retirement Income Trust Fund and the expected return associated with the investments.

2.
The amount of the annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual incremental accounting accruals which would be required of the Bank until the earlier of the Executive=s death or Benefit Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to Six percent (6%) per annum, in order to provide the unfunded, non-qualified Supplemental Retirement Income Benefit.

3.
Supplemental Retirement Income Benefit means an actuarially determined annual amount equal to One Hundred Two Thousand Three Hundred and Sixty-Two Dollars ($102,362) at age 65 if paid entirely from the Accrued Benefit Account or Sixty-Five Thousand Five Hundred and Twelve Dollars ($65,512) at age 65 if paid from the Retirement Income Trust Fund.

The Supplemental Retirement Income Benefit:

!
the definition of Supplemental Retirement Income Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the amount of annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account). The amount of any actual retirement, pre-retirement or disability benefit payable pursuant to the Agreement will be a function of (i) the amount and timing of Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) and (ii) the actual investment experience of such Contributions (or the monthly compounding rate of Phantom Contributions).

Exhibit A

4.	Schedule of Annual Gross Contributions/Phantom Contributions

Year	Contributions

2006	$ 43,792
2007	$ 43,792
2008	$ 43,792
2009	$ 43,792
2010	$ 43,792
2011	$ 43,792
2012	$ 43,792
2013	$ 43,792
2014	$ 43,792
2015	$ 43,792
2016	$ 43,792
2017	$ 43,792
2018	$ 43,792
2019	$ 43,792
2020	$ 43,792
2021	$ 43,792
2022	$ 43,792
2023	$ 43,792
2024	$ 43,792
2025	$ 43,792
2026	$ 43,792
2027	$ 43,792
2028	$ 43,792
2029	$ 58,276

Exhibit A - continued

EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
BENEFICIARY DESIGNATION

The Executive, under the terms of the Executive Supplemental Retirement Income Agreement executed by the Bank, dated the   day of  ,2006, hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Agreement, following his death:

PRIMARY BENEFICIARY:

SECONDARY BENEFICIARY:

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

Such Beneficiary Designation is revocable.

DATE: ______________________, 20__

(WITNESS)	DIRECTOR

(WITNESS

Exhibit B

EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
NOTICE OF ELECTION TO CHANGE FORM OF PAYMENT

TO:	Bank
Attention:

I hereby give notice of my election to change the form of payment of my Supplemental Retirement Income Benefit, as specified below. I understand that such notice, in order to be effective, must be submitted in accordance with the time requirements described in Subsection 1.25 of my Executive Supplemental Retirement Income Agreement.

G	I hereby elect to change the form of payment of my benefits from monthly installments throughout my Payout Period to a lump sum benefit payment.

G
I hereby elect to change the form of payment of my benefits from a lump sum benefit payment to monthly installments throughout my Payout Period. Such election hereby revokes my previous notice of election to receive a lump sum form of benefit payments.

Executive

Date

Acknowledged
By:

Title:

Date:

Exhibit C